UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

BEACON ROOFING SUPPLY, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Beacon Issues Statement in Response to QXO’s Extension of Unsolicited Tender Offer

Beacon Board Has Unanimously Recommended That
Beacon Shareholders NOT Tender Their Shares Into QXO’s Offer

HERNDON, Va., February 25, 2025 — Beacon (Nasdaq: BECN) (the “Company”) today issued the following statement regarding QXO, Inc.’s (NYSE: QXO) extension of its unsolicited tender offer to acquire all outstanding shares of Beacon common stock for $124.25 per share in cash and QXO’s statement that approximately 10,685,631 shares of Beacon common stock, which represents approximately 17.27% of all issued and outstanding shares, have tendered into the offer:

Beacon’s Board of Directors (the “Board”) has unanimously concluded that QXO’s unsolicited tender offer (the “Offer”) significantly undervalues the Company and its prospects for growth and value creation, and is not in the best interests of Beacon and its shareholders. Beacon has a strong track record of delivering above market growth and superior financial and operational results through the successful execution of Ambition 2025. Having generated total shareholder returns of more than 200% during the past five years1 under the current management team, the Board is confident that Beacon’s standalone plan will deliver substantially greater value than QXO’s proposal.

In addition, the fact that shareholders have only tendered approximately 17.27% of shares reaffirms that, consistent with the Board’s view, the Offer is at a price that the vast majority of shareholders believe does not adequately capture Beacon’s full intrinsic value.

We appreciate the support we have received and continue to encourage all Beacon shareholders not to tender their shares into the Offer. We similarly encourage those who have tendered to withdraw their shares.

J.P. Morgan is serving as financial advisor to the Company and its Board, and Lazard is serving as financial advisor to the Board. Sidley Austin LLP and Simpson Thacher & Bartlett LLP are serving as legal advisors to Beacon.

About Beacon

Founded in 1928, Beacon is a publicly-traded Fortune 500 company that distributes specialty building products, including roofing materials and complementary products, such as siding and waterproofing. The company operates over 580 branches throughout all 50 states in the U.S. and 7 provinces in Canada. Beacon serves an extensive base of nearly 110,000 customers, utilizing its vast branch network and service capabilities to provide high-quality products and support throughout the entire project lifecycle. Beacon offers its own private label brand, TRI-BUILT®, and has a proprietary digital account management suite, Beacon PRO+®, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com.

Beacon Contacts:

Media
Jennifer Lewis
VP, Communications and Corporate Social Responsibility
Jennifer.Lewis@becn.com
571-752-1048

Ed Trissel/Andrea Rose
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

____________

1        From January 2, 2020 to November 15, 2024.

Investors
Binit Sanghvi
VP, Capital Markets and Treasurer
Binit.Sanghvi@becn.com
972-369-8005

Bruce Goldfarb/Pat McHugh
Okapi Partners LLC
888-785-6673
212-297-0720
info@okapipartners.com

On February 25, 2025, Beacon Roofing Supply, Inc. (the “Company”) issued the following communication to the Company’s employees:

Team Beacon,

As you may have seen, QXO announced today that in the four weeks since they launched a tender offer on January 27, only ~17% of Beacon shareholders have tendered into their offer. As a result, QXO extended the time period for its unsolicited tender offer to acquire Beacon until March 3.

I felt it was important to note this result because it is a testament to the hard work, dedication, and contributions you make to Beacon. Clearly, a significant majority of our shareholders believe that we are on the right track, that our future is bright, and that the offer is at a price that does not capture our full intrinsic value. That is thanks in large part to you putting customers at the center of our business and delivering for them and the company every day.

In response to QXO’s announced extension, the Company issued a response reiterating that the Board continues to believe that QXO’s offer significantly undervalues our prospects for growth and value creation. The Board is also confident that our standalone plan will deliver substantially greater value than QXO’s proposal. As such, the Board continues to encourage shareholders not to tender into QXO’s offer.

In terms of what’s ahead, we’re looking forward to issuing our earnings results for the fourth quarter and full year 2024 on Thursday, as well as preparing for our Investor Day on March 13. We will also hold our annual meeting of shareholders, which has yet to be scheduled. As previously mentioned in the video I recently shared, the Board is continuing to evaluate QXO’s director nominees and will present its recommendation to shareholders in our upcoming proxy statement.

As always, please direct any outside inquiry to Jennifer Lewis at corporatecommunications@becn.com, and remain vigilant with respect to any unusual requests.

Thank you for all that you do to live our mission — helping our teammates, customers, and partners BUILD MORE.

Julian

Julian Francis
CEO & President
505 Huntmar Park Drive, Suite 300
Herndon, VA 20170
becn.com

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding the unsolicited tender offer (the “Offer”) from QXO, Inc. (“QXO”); any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 31, 2023 and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). In addition, actual results may differ materially from those indicated in any forward-looking statements as the result of: factors relating to the Offer, including actions taken by QXO in connection with the Offer, actions taken by the Company or its stockholders in respect of the Offer, and the effects of the Offer, or the completion or failure to complete the Offer, on the Company’s businesses, or other developments involving QXO; product shortages; changes in supplier pricing and rebates; inability to identify acquisition targets or close acquisitions; difficulty integrating acquired businesses; inability to identify new markets or successfully open new locations; catastrophic safety incidents; cyclicality and seasonality; IT failures or interruptions, including as a result of cybersecurity incidents; goodwill or intangible asset impairments; disruptions in the capital and credit markets; debt leverage; loss of key talent; labor disputes; and regulatory risks. The Company may not succeed in addressing these and other risks. Consequently, all forward-looking statements in this communication are qualified by the factors, risks and uncertainties referenced above and readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Any solicitation/recommendation statement filed by the Company that is required to be mailed to stockholders will be mailed to stockholders. THE COMPANY’S INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials & Presentations” section of the Company’s website, https://ir.beaconroofingsupply.com/, or by contacting Binit.Sanghvi@becn.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Important Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2025 Annual Meeting of Stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials & Presentations” section of the Company’s website, https://ir.beaconroofingsupply.com/.

Participants in the Solicitation

The Company, each of its independent directors (Stuart A. Randle, Barbara G. Fast, Alan Gershenhorn, Melanie M. Hart, Racquel H. Mason, Robert M. McLaughlin, Earl Newsome, Jr., Neil S. Novich, and Douglas L. Young) and certain of its executive officers (Julian Francis, President & Chief Executive Officer and Prithvi Gandhi, Executive Vice President & Chief Financial Officer) are deemed to be “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2025 Annual Meeting of Stockholders. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Information About our Nominees,” “Compensation of Directors,” “Information on Executive Compensation” and “Stock Ownership” of the Company’s Proxy Statement on Schedule 14A in connection with the 2024 Annual Meeting of Stockholders, filed with the SEC on April 3, 2024 (available here), the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2024 (available here) and the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2024 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on May 28, 2024 and May 17, 2024 for Mr. Randle (available here and here); May 17, 2024 for Ms. Fast (available here); May 17, 2024 for Mr. Gershenhorn (available here); May 17, 2024 for Ms. Hart (available here); May 17, 2024 for Ms. Mason (available here); May 17, 2024 for Mr. McLaughlin (available here); May 17, 2024 for Mr. Newsome (available here); May 17, 2024 for Mr. Novich (available here); May 17, 2024 for Mr. Young (available here); May 22, 2024 for Mr. Francis (available here); and August 8, 2024 and May 21, 2024 for Mr. Gandhi (available here and here). Such filings are also available on the Company’s website at https://ir.beaconroofingsupply.com/financials-and-presentations/sec-filings.